SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 24, 2005

WARWICK VALLEY TELEPHONE COMPANY

(Exact Name of Registrant as Specified in Charter)

NEW YORK	0-11174	14-1160510

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

47 MAIN STREET, WARWICK, NEW YORK	10990

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (845) 986-8080

(Former name or former address, if changed since last report)

Item 8.01. Other Events

Warwick Valley Telephone Company (the “Company”) mailed an informational newsletter today to keep shareholders informed about developments within the Company as well as the strategies for growing our business and the state of the telecommunications industry in general. A copy of that Shareholder Newsletter is found in Exhibit 99.1 hereto, which is incorporated in this Item 8.01 by reference.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WARWICK VALLEY TELEPHONE COMPANY
Dated: February 24, 2005	By:	/s/ Herbert Gareiss, Jr.
		Name:	Herbert Gareiss, Jr.
		Title:	President, Chief Executive Officer